UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street White Plains, New York	10606
(Address of principal executive offices)	(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2015, Bunge Limited (the “Company”) announced that Matt Simmons will join the Company, effective September 14, 2015, to assume the role of Controller and Principal Accounting Officer. Mr. Simmons will succeed Karen Roebuck, who will remain with the Company in a new role focused on management processes and controls.

Mr. Simmons, age 49, served most recently as Vice President, Chief Accounting and Risk Officer at Talen Energy, a competitive power generation spin-off from PPL Corporation (“PPL”).  He joined PPL in 2006, serving as Vice President-Risk Management and Chief Risk Officer since 2009 and prior to that as Vice President and Corporate Controller.  Prior to that, he served as the Vice President of Finance and Controller at Duke Energy Americas, covering North, Central and South American operations.  Mr. Simmons also held prior roles at Reliant Energy, including Chief Risk and Accounting Officer, Reliant Energy Europe.  Prior to that, he was with PricewaterhouseCoopers for 11 years from 1988 to 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2015

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Deputy General Counsel, Chief Compliance Officer and Secretary